Exhibit 10.1

INDEMNITY AGREEMENT

THIS AGREEMENT is made and entered into as of                     , 20     by and between CUBIC CORPORATION, a Delaware corporation (the “Corporation”), and [NAME][“Indemnitee”].

RECITALS

WHEREAS, Indemnitee has performed, and will continue to perform, valuable services to the Corporation;

WHEREAS, the Corporation’s bylaws ( “Bylaws”) and Certificate of Incorporation (“Certificate”) provide for the indemnification of the directors, officers, employees and other agents of the Corporation, including persons serving at the request of the Corporation in such capacities with other corporations or enterprises, as authorized by the Delaware General Corporation Law, as amended (the “Code”);

WHEREAS, the Bylaws, the Certificate and the Code permit contracts between the Corporation and its directors, officers, employees and other agents with respect to indemnification of such persons; and

WHEREAS, in order to induce Indemnitee to serve or continue serving, and to further its own best interests, the Corporation is entering into this Agreement.

NOW, THEREFORE, in consideration of Indemnitee’s continued service, the parties agree as follows:

AGREEMENT

1. Services to the Corporation. Indemnitee will serve, at the will of the Corporation, or under separate contract, if any, as [TITLE] faithfully and to the best of his ability provided, however, that Indemnitee may at any time and for any reason resign from such position and provided, further, that the Corporation shall not, solely by this Agreement, have any obligation to continue Indemnitee in any position.

2. Indemnity. The Corporation shall hold harmless and indemnify Indemnitee to the fullest extent authorized or permitted by the provisions of the Bylaws, the Certificate, and the Code, as the same may be amended from time to time (but, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than the Bylaws, the Certificate or the Code permitted prior to adoption of such amendment).

3. Additional Indemnity. In addition to and not in limitation of the indemnification otherwise provided for herein, and subject only to the exclusions set forth in Section 4 hereof, the Corporation hereby further agrees to hold harmless and indemnify Indemnitee:

(a)        against any and all expenses (including attorneys’ fees), witness fees, damages, judgments, fines and amounts paid in settlement and any other amounts that Indemnitee becomes legally obligated to pay because of any claim or claims made against or by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitral, administrative or investigative (including an action by or in the right of the Corporation) to which Indemnitee is, was, or at any time becomes a party, or is threatened to be made a party, by reason of the fact that Indemnitee is or was serving in any position at the request of the Corporation,  and

(b)       as long as Indemnitee acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

4. Limitations on Additional Indemnity. No indemnity pursuant to Sections 2 or 3 hereof shall be paid by the Corporation:

(a)       on account of Indemnitee’s conduct that is established by a final judgment as knowingly fraudulent or deliberately dishonest or that constituted willful misconduct;

(b)        on account of Indemnitee’s conduct that is established by a final judgment as constituting a breach of his duty of loyalty to the Corporation or resulting in any personal profit or advantage to which he was not legally entitled;

(c)       for which payment is fully made to Indemnitee under an insurance policy or under another indemnification provision;

(d)        if indemnification is not lawful (and, in this respect, both the Corporation and Indemnitee have been advised that the Securities and Exchange Commission believes that indemnification for liabilities arising under the federal securities laws is against public policy and is, therefore, unenforceable and that claims for indemnification should be submitted to appropriate courts for adjudication);

(e)        in connection with any proceeding (or part thereof) initiated by Indemnitee, or any proceeding by Indemnitee against the Corporation or its directors, officers, employees or other agents, unless (i) such indemnification is expressly required by law to be made, (ii) the proceeding was authorized by the Board of Directors of the Corporation, (iii) such indemnification is provided by the Corporation, in its sole discretion, pursuant to the powers vested in the Corporation under the Code, or (iv) the proceeding is initiated pursuant to Section 9 hereof, or

(f)        for any claim, issue or matter as to which Indemnitee is adjudged to be liable to the Corporation unless and only to the extent that the Delaware Court of Chancery or a judge of the court in which the action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

5. Continuation of Indemnity. All agreements and obligations of the Corporation contained herein shall continue during the period Indemnitee is or was serving at the request of the Corporation and shall continue thereafter so long as Indemnitee is potentially subject to any claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitral, administrative or investigative, by reason of the fact that he was serving in any position at the request of the Corporation.

6. Partial Indemnification. Indemnitee shall be entitled to indemnification by the Corporation for such portion of the expenses (including attorneys’ fees), witness fees, damages, judgments, fines and amounts paid in settlement and any other amounts that he becomes legally obligated to pay in connection with any action, suit or proceeding referred to in Sections 2 and 3 hereof even if not entitled to indemnification for the total amount thereof, and the Corporation shall indemnify him for the portion thereof to which he is entitled.

7. Notification and Defense of Claim. Not later than 20 days after receipt by Indemnitee of a first notice of a claim or the commencement of any action, suit or proceeding, he shall, if an indemnification claim is to be made under this Agreement, notify the Corporation of the matter and shall deliver to the Corporation a written application to indemnify Indemnitee in accordance with this Agreement; provided, however, that the omission to promptly notify the Corporation will not relieve it from any liability except to the extent that it was prejudiced thereby. With respect to any indemnification:

(a)        the Corporation shall defend and may control the defense at its own expense;

(b)       except as otherwise provided below, the Corporation shall assume the defense thereof with counsel reasonably satisfactory to Indemnitee. Indemnitee shall have the right to employ separate counsel in such matter at his own expense unless (i) the employment of counsel by Indemnitee has been authorized by the Corporation, (ii) Indemnitee shall have reasonably concluded, and so notified the Corporation, that there is an actual conflict of interest between the Corporation and Indemnitee in the conduct of the defense of such action or (iii) the Corporation shall not in fact have seasonably employed counsel to assume the defense of such action, in each of which cases the fees and expenses of Indemnitee’s separate counsel shall be at the expense of the Corporation. The Corporation shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of the Corporation or as to which Indemnitee shall have made the conclusion provided for in clause (ii) above; and

(c)        the Corporation shall not be liable to indemnify Indemnitee for any amounts paid in settlement of any action or claim effected without its prior written consent, which shall not be unreasonably withheld. The Corporation shall be permitted to settle any action except that it shall not settle any action or claim in any manner which would impose any penalty or limitation on Indemnitee without his written consent, which may be given or withheld in his reasonable discretion.

8. Expenses. The Corporation shall advance, prior to the final disposition of any proceeding, promptly following request therefor, all expenses incurred by Indemnitee in connection with such proceeding upon receipt of an undertaking by him to repay said amounts if it shall be determined ultimately that he is not entitled to be indemnified under the provisions of this Agreement, the Bylaws, the Code, or otherwise.  This Section 8 shall not apply to any claim made by Indemnitee for which indemnity is excluded pursuant to Section 4 hereof.

9. Enforcement. Any right to indemnification or advances granted by this Agreement to Indemnitee shall be enforceable by him in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days of request therefor. Indemnitee in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting his claim.

10. Reserved.

11. Non-Exclusivity of Rights. The rights conferred on Indemnitee by this Agreement shall not be exclusive of any other right which he may have or hereafter acquire under the Code or any statute, provision of the Corporation’s Certificate of Incorporation or Bylaws, agreement, vote of stockholders or directors, or otherwise.

12. Survival of Rights.

(a)        The rights conferred on Indemnitee by this Agreement shall continue after he has ceased to be serving the Corporation for acts taken or omitted to be taken during his service.

(b)       Any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Corporation or any of its material subsidiaries for which Indemnitee shall have served, shall be deemed to assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform if no such succession had taken place.

13. Severability. Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision hereof shall be held to be invalid for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof.

14. Governing Law. This Agreement shall be interpreted and enforced in accordance with the laws of the State of Delaware.

15. Amendment and Termination. No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing and signed by both parties hereto.

16. Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute but one and the same Agreement. Only one such counterpart need be produced to evidence the existence of this Agreement.

17. Headings. The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

18. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) upon delivery if delivered by hand to the party to whom such communication was directed, or (ii) upon the third business day after the date on which such communication was mailed if mailed by certified or registered mail with postage prepaid, or if sent by electronic mail on the date and time sent:

(a)        If to Indemnitee, at the address indicated on the signature page hereof.

(b)        If to the Corporation, to:

CUBIC CORPORATION

Attn: Corporate Secretary

9333 Balboa Avenue

San Diego, CA 92123

or to such other address as may have been furnished to Indemnitee by the Corporation.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the date and year first above written.

CUBIC CORPORATION

By:
Name:
Title:

INDEMNITEE

Name:
Address:
e-mail: